Exhibit 99.1

News Release For more information, please contact: MEDIA: Dan Hare 312-549-5355 daniel.hare@conagra.com INVESTORS: Brian Kearney 312-549-5002 ir@conagra.com

F O R   I M M E D I A T E   R E L E A S E

CONAGRA BRANDS COMPLETES ACQUISITION OF PINNACLE FOODS

CHICAGO, IL – Oct. 26, 2018 – Conagra Brands, Inc. (NYSE: CAG) today announced the successful completion of its acquisition of Pinnacle Foods (NYSE: PF). The closing of the transaction follows the approval of Pinnacle Foods’ shareholders and satisfaction of all terms and conditions.

Through the acquisition, Conagra Brands adds iconic brands to its portfolio, including Birds Eye, Duncan Hines, Earth Balance, and Vlasic, as well as emerging brands such as Gardein, Glutino, Udi’s, Wish-Bone and EVOL, among others.

“Expanding Conagra Brands’ portfolio through the acquisition of Pinnacle Foods creates a tremendous opportunity to drive profitable growth and shareholder value by further leveraging our proven approach to innovation, brand-building, operational excellence and deep customer relationships,” said Sean Connolly, president and chief executive officer of Conagra Brands. “We are excited to combine the Pinnacle and Conagra Brands portfolios in the attractive frozen meals and snacks and sweet treats categories. The complementary brands, operations and results-oriented cultures will help facilitate an effective integration and the continued transformation of Conagra Brands.”

About Conagra Brands

Conagra Brands, Inc. (NYSE: CAG), headquartered in Chicago, is one of North America’s leading branded food companies. Guided by an entrepreneurial spirit, Conagra Brands combines a rich heritage of making great food with a sharpened focus on innovation. The company’s portfolio is evolving to satisfy people’s changing food preferences. Conagra’s iconic brands, such as Birds Eye®, Duncan Hines®, Healthy Choice®, Marie Callender’s®, Reddi-wip®, and Slim Jim®, as well as emerging brands, including Angie’s® BOOMCHICKAPOP®, Duke’s®, Earth Balance®, Gardein®, and Frontera® offer choices for every occasion.

CONAGRA BRANDS

Note on Forward-looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect actual results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These risks and uncertainties include, among other things: the risk that the cost savings and any other synergies from the acquisition of Pinnacle Foods (the “acquisition”) may not be fully realized or may take longer to realize than expected; the risk that the acquisition may not be accretive within the expected timeframe or to the extent anticipated; the risk that shareholder litigation in connection with the acquisition may result in significant costs of defense, indemnification and liability; the risks that the acquisition and related integration will create disruption to Conagra Brands and its management and impede the achievement of business plans; the risk that the acquisition will negatively impact the ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; risks related to Conagra Brands’ ability to achieve the intended benefits of recent and pending acquisitions and divestitures, including the recent spin-off of Conagra Brand’s Lamb Weston business and the continued evaluation of the role of Conagra Brand’s Wesson oil business; risks associated with general economic and industry conditions; risks associated with Conagra Brands’ ability to successfully execute its long-term value creation strategies, including those in place for specific brands at Pinnacle Foods before the acquisition; risks related to Conagra Brands’ ability to deleverage on currently anticipated timelines, and to continue to access capital on acceptable terms or at all; risks related to Conagra Brands’ ability to execute operating and restructuring plans and achieve targeted operating efficiencies from cost-saving initiatives, related to the acquisition and otherwise, and to benefit from trade optimization programs, related to the acquisition and otherwise; risks related to the effectiveness of Conagra Brands’ hedging activities and ability to respond to volatility in commodities; risks related to the company’s competitive environment and related market conditions; risks related to Conagra Brands’ ability to respond to changing consumer preferences and the success of its innovation and marketing investments; risks related to the ultimate impact of any product recalls and litigation, including litigation related to the lead paint and pigment matters; risk associated with actions of governments and regulatory bodies that affect Conagra Brands’ businesses, including the ultimate impact of recently enacted U.S. tax legislation and related regulations or interpretations; risks related to the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges, related to the acquisition or otherwise; the costs, disruption, and diversion of management’s attention associated with campaigns commenced by activist investors or due to the integration of the acquisition; and other risks described in Conagra Brands’ and Pinnacle Foods’ reports filed from time to time with the Securities and Exchange Commission. Conagra Brands cautions readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document. Conagra Brands undertakes no responsibility to update these statements, except as required by law.